UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2022

Aclaris Therapeutics, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-37581	46-0571712
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

640 Lee Road, Suite 200

Wayne, PA 19087

(Address of principal executive offices, including zip code)

(484) 324-7933

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class:	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Stock, $0.00001 par value	ACRS	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

Entry into Amended and Restated Employment Agreement with Douglas Manion

As previously disclosed, on November 21, 2022 the board of directors (the “Board”) of Aclaris Therapeutics, Inc. (the “Company”) appointed Douglas Manion as the Company’s Chief Executive Officer, effective as of January 1, 2023.

In connection with Dr. Manion’s appointment as Chief Executive Officer, on January 6, 2023, the Company and Dr. Manion entered into an amended and restated employment agreement, effective January 1, 2023 (the “Manion Employment Agreement”). The Manion Employment Agreement has an initial term of two years and thereafter shall be automatically renewed for successive one-year periods unless either party elects not to renew the agreement at least 90 days prior to the expiration of the applicable term. Dr. Manion will receive an annual base salary of $600,000, which may be increased by the Board in its sole discretion. Dr. Manion will be eligible to receive a target annual bonus equal to up to 55% of the annual base salary, subject to the achievement of performance goals to be determined by the Board.

Under the Manion Employment Agreement, if Dr. Manion’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” each as defined in the Manion Employment Agreement, in either case that does not occur within three months prior to or 12 months after the effective date of a “change of control” (as defined in the Manion Employment Agreement), he is entitled to receive (i) continuation of his then-current base salary for a period of 12 months; (ii) a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination; and (iii) continued health benefits under COBRA for up to 12 months. Dr. Manion would also receive the foregoing benefits in the event his employment is terminated upon non-renewal of the Manion Employment Agreement by the Company.

In the case Dr. Manion’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” in either case that occurs within three months prior to or 12 months after the effective date of a “change of control”, then he is entitled to receive, in addition to the benefits described in the preceding paragraph, (i) continuation of his then-current base salary for an additional six months; (ii) an additional lump sum payment equal to 150% of his target bonus; (iii) continued health benefits under COBRA for up to an additional six months; and (iv) acceleration of all unvested equity awards.

The foregoing benefits are conditioned, among other things, on Dr. Manion’s compliance with his post-termination obligations under the Manion Employment Agreement and his execution of a general release of claims in favor of the Company.

Dr. Manion has previously entered into the Company’s standard form of indemnification agreement.

The foregoing summary of the Manion Employment Agreement is not complete and is qualified in its entirety by reference to the full text of the Manion Employment Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Entry into Employment Agreement with Kevin Balthaser

As previously disclosed, on November 21, 2022 the Board of the Company appointed Kevin Balthaser as the Company’s Chief Financial Officer, effective as of January 1, 2023.

On December 31, 2022, the Company entered into an employment agreement with Mr. Balthaser, effective January 1, 2023 (the “Balthaser Employment Agreement”). The Balthaser Employment Agreement has an initial term of two years and thereafter shall be automatically renewed for successive one-year periods unless either party elects not to renew the agreement at least 90 days prior to the expiration of the applicable term. Mr. Balthaser will receive an annual base salary of $444,000, which may be increased by the Board in its sole discretion. Mr. Balthaser will be eligible to receive a target annual bonus equal to up to 40% of the annual base salary, subject to the achievement of performance goals to be determined by the Board.

Under the Balthaser Employment Agreement, if Mr. Balthaser’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” each as defined in the Balthaser Employment Agreement, in either case that does not occur within three months prior to or 12 months after the effective date of a “change of control” (as defined in the Balthaser Employment Agreement), he is entitled to receive (i) continuation of his then-current base salary for a period of 12 months; (ii) a lump sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination; and (iii) continued health benefits under COBRA for up to 12 months. Mr. Balthaser would also receive the foregoing benefits in the event his employment is terminated upon non-renewal of the Balthaser Employment Agreement by the Company.

In the case Mr. Balthaser’s employment with the Company ends due to his death or “disability”, his resignation for “good reason” or his termination by the Company other than for “cause,” in either case that occurs within three months prior to or 12 months after the effective date of a “change of control”, then he is entitled to receive, in addition to the benefits described in the preceding paragraph, (i) an additional lump sum payment equal to his target bonus; and (ii) acceleration of all unvested equity awards.

The foregoing benefits are conditioned, among other things, on Mr. Balthaser’s compliance with his post-termination obligations under the Balthaser Employment Agreement and his execution of a general release of claims in favor of the Company.

Mr. Balthaser has also entered into the Company’s standard form of indemnification agreement.

The foregoing description of the Balthaser Employment Agreement is not complete and is qualified in its entirety by reference to the Balthaser Employment Agreement, which the Company intends to file as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Aclaris Therapeutics, INC.

	By:	/s/ Douglas Manion
Date: January 6, 2023		Douglas Manion President and Chief Executive Officer